UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2015

Main Street Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 350-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On May 4, 2015, Main Street Capital Corporation (“Main Street”) held its 2015 annual meeting of stockholders (the “Annual Meeting”) at 1330 Post Oak Boulevard, Second Floor—Central Plains Room, Houston, Texas.  The issued and outstanding shares of stock of Main Street entitled to vote at the Annual Meeting consisted of the 45,160,465 shares of common stock outstanding on the record date, March 6, 2015.  The common stockholders of Main Street voted on four matters at the Annual Meeting, all of which were approved.  The final voting results from the Annual Meeting are as follows:

(1)         A proposal to elect each of the six members of Main Street’s Board of Directors for a term of one year:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Michael Appling, Jr.	14,491,618	165,606	149,635	24,947,657

Joseph E. Canon	14,474,426	181,595	150,840	24,947,655

Arthur L. French	14,468,872	185,725	152,260	24,947,659

J. Kevin Griffin	14,511,057	140,813	154,989	24,947,657

John E. Jackson	14,510,343	143,607	152,909	24,947,657

Vincent D. Foster	14,327,579	324,160	155,121	24,947,656

(2)         A proposal to approve Main Street’s 2015 Equity and Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,710,199	791,020	305,639	24,947,658

(3)         A proposal to approve Main Street’s 2015 Non-Employee Director Restricted Stock Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,807,465	703,849	295,543	24,947,659

(4)         A proposal to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2015:

Votes For	Votes Against	Abstentions

39,080,732	331,971	341,813

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: May 5, 2015	By:	/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel